EXHIBIT 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS SECOND QUARTER 2014 OPERATING RESULTS

Santa Clara, Calif.—July 31, 2014—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the second quarter of 2014.

Results for the three months ended June 30, 2014:

•	Total revenue was $85.4 million, compared to $79.5 million in second quarter of 2013. Total revenue grew by 7.5% over the second quarter of 2013.

•	Product revenue was $75.9 million compared to $74.2 million in the second quarter of 2013.

•	GAAP net loss was $0.9 million, or $0.01 per diluted share, as compared to a GAAP net loss of $6.1 million, or $0.09 per diluted share, in the second quarter of 2013.

•
Non-GAAP net income was $5.2 million, or $0.07 per diluted share, compared to a Non-GAAP net income of $2.8 million, or $0.04 per diluted share, for the second quarter of 2013. Please refer to "Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss)" for a reconciliation of these GAAP and Non-GAAP financial measures.

•	Total balance in cash and cash equivalents was $51.5 million and senior debt was $25.0 million as of June 30, 2014.

Product revenue for the second quarter of 2014 was $75.9 million and service and other revenue was $9.5 million. This compares to product revenue of $74.2 million and service and other revenue of $5.3 million in the second quarter of 2013. Product revenue for the second quarter of 2014 included consumable revenue of $72.6 million and instrument revenue of $3.3 million. Product revenue for the second quarter of 2013 included consumable revenue of $70.0 million and instrument revenue of $4.2 million.

Total gross margin was 57%, as compared to 53% in the same period of 2013. Excluding Non-GAAP adjustments such as the amortization of step-up in inventory fair value, total margin for the second quarter of 2014 was 61% compared to 60% in the same period of 2013. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Gross Margin" for a reconciliation of these GAAP and Non-GAAP financial measures.

For the second quarter of 2014, operating expenses were $49.1 million on a GAAP basis as compared to $45.1 million in the same period of 2013. Excluding Non-GAAP adjustments, such as the amortization of acquired intangible assets and non-recurring charges, operating expenses for the second quarter of 2014 were $46.2 million, compared to an adjusted total of $42.0 million in the same period of 2013. The increase is primarily due to higher variable compensation cost and legal costs associated with our litigation matters. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses" for a reconciliation of these GAAP and Non-GAAP financial measures.

“This is our fourth consecutive quarter of year-over-year revenue growth as we continue to execute on our strategic objectives,” stated Frank Witney, President and CEO. “For the first half of 2014 we saw consistent performance across the business and strong growth in our Genetic Analysis business unit. Accordingly we are raising our full-year guidance to total revenue of $340 million and EBITDAO in the range of 14% to 15% of revenue.”

"Since this time last year we have prepaid $42 million of our Senior Debt while increasing our overall balance of cash-on-hand," stated Gavin Wood, EVP and CFO. "We have now reduced our outstanding debt to $25 million, achieving our year-end debt target six months ahead of schedule."

Recent developments:

•
The Company and Leica Biosystems announced the launch of Affymetrix’s fully automated RNA in situ hybridization ViewRNA™ eZ Assays on the Leica BOND RX staining platform. These assays detect coding RNA as well as novel non-coding markers in formalin-fixed paraffin-embedded (FFPE) tissues. The assays provide researchers with a powerful automated solution for drug discovery, translational research, and the development of new diagnostic tests for personalized medicine. The automation significantly reduces hands-on time and assay run time for profiling RNA biomarkers in tissue samples.

•
The launch of new analysis software, Nexus Copy Number for Affymetrix, which is specifically designed for data generated by the Company’s genetic analysis platforms for cancer research, including CytoScan® Cytogenetics Suite and OncoScan® FFPE Assay Kit. With the use of Nexus Copy Number, an advanced discovery tool for interrogating large data sets, researchers have been able to identify biomarkers that drive disease progression. The new Nexus Copy Number for Affymetrix software offers researchers a version of the Nexus Copy Number software that is easier to access and has been specifically tailored for use with Affymetrix cytogenetic assays.

•
On July 28, 2014, the Company entered into a fifth amendment to its Credit Agreement dated as of June 25, 2012. The fifth amendment provides, among other things, for (1) an uncommitted incremental term loan facility in an aggregate amount not to exceed $50.0 million and (2) the reduction of interest rate margins.

Affymetrix will host a conference call on Thursday, July 31, 2014 at 2:00 p.m. PT to review its operating results for the second quarter of 2014. A live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.
A replay of this call will be available from 5:00 p.m. PT on July 31, 2014 until 8:00 p.m. PT on August 7, 2014 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415. The conference call passcode to access the replay is 13585791. An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.
About Affymetrix

Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes. More than 2,300 systems have been shipped around the world and more than 65,000 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, San Diego, California, Singapore and Vienna, Austria. The Company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements related to our plans to return to growth and sustained profitability as well as other statements regarding Affymetrix's "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: Affymetrix's ability to stabilize its business and grow revenue, Affymetrix's ability to timely and successfully integrate and realize the anticipated strategic benefits and costs savings or other synergies of the acquisition of eBioscience in a cost-effective manner while minimizing the disruption to its business; risks that eBioscience's future performance may not be consistent with its historical performance; risks relating to Affymetrix's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness; risks relating to Affymetrix's ability to successfully develop and commercialize new products, including its ability to successfully develop and commercialize novel molecular solutions based on eBioscience's portfolio of reagents; risks relating to past and future acquisitions, including the ability of Affymetrix to successfully integrate such acquisitions into its existing business; risks of Affymetrix's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; risks relating to Affymetrix's ability to generate cash after interest and principal payments; uncertainties relating to technological approaches; risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix's Annual Report on Form 10-K for the year ended December 31, 2013, and other SEC reports. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

In addition to providing financial measures based on generally accepted accounting principles in the United States (GAAP), Affymetrix has disclosed in this press release its net loss and net loss per share as well as its total gross margin and operating expenses for the second quarter of 2014 and 2013 excluding specified items. Reconciliation of GAAP to Non-GAAP measures can be found in the tables included in this press release. Affymetrix has determined to disclose this financial information to investors because it believes it will be useful, as a supplement to GAAP measures, in comparing Affymetrix's operating performance in the second quarter of 2014 as compared to the prior-year period. These Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	June 30, 2014	December 31, 2013
ASSETS:		(Note 1)
Current assets:
Cash and cash equivalents	$51,500	$57,128
Accounts receivable, net	49,631	50,862
Inventories—short-term portion	54,043	58,059
Deferred tax assets—short-term portion	1,613	767
Prepaid expenses and other current assets	6,567	8,920
Total current assets	163,354	175,736
Property and equipment, net	16,906	18,671
Inventories—long-term portion	6,001	5,972
Goodwill	161,201	161,595
Intangible assets, net	119,814	131,108
Deferred tax assets—long-term portion	368	355
Other long-term assets	10,583	11,074
Total assets	$478,227	$504,511
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$42,891	$45,534
Term loan—short-term portion	4,000	12,750
Deferred revenue—short-term portion	12,681	18,660
Total current liabilities	59,572	76,944
Deferred revenue—long-term portion	2,670	2,824
Convertible notes	105,000	105,000
Term loan—long-term portion	20,950	26,700
Other long-term liabilities	21,182	21,496
Total liabilities	209,374	232,964
Stockholders' equity:
Common stock	732	723
Additional paid-in capital	776,390	768,149
Accumulated other comprehensive income	8,833	8,392
Accumulated deficit	(517,102)	(505,717)
Total stockholders' equity	268,853	271,547
Total liabilities and stockholders' equity	$478,227	$504,511

Note 1:
The condensed consolidated balance sheet at December 31, 2013 has been derived from the audited consolidated financial statements at that date included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUE:
Product sales	$75,880	$74,170	$149,576	$145,728
Services and other	9,552	5,294	18,827	11,681
Total revenue	85,432	79,464	168,403	157,409
COSTS AND EXPENSES:
Cost of product sales	30,560	33,587	60,071	68,021
Cost of services and other	6,028	3,706	12,932	7,213
Research and development	12,882	11,959	24,517	24,207
Selling, general and administrative	36,266	33,518	74,828	68,638
Litigation settlement	—	—	5,100	—
Restructuring charges	—	(355)	—	4,487
Total costs and expenses	85,736	82,415	177,448	172,566
Loss from operations	(304)	(2,951)	(9,045)	(15,157)
Interest income and other, net	1,418	89	1,711	432
Interest expense	1,623	2,724	3,377	5,622
Loss before income taxes	(509)	(5,586)	(10,711)	(20,347)
Income tax provision (benefit)	402	521	674	1,196
Net (loss) income	$(911)	$(6,107)	$(11,385)	$(21,543)

Basic and diluted net (loss) income per common share	$(0.01)	$(0.09)	$(0.16)	$(0.30)

Shares used in computing basic and diluted net (loss) income per common share	72,944	71,154	72,722	71,038

AFFYMETRIX, INC.
RESULTS OF OPERATIONS – NON-GAAP
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP net loss - basic and diluted	$(911)	$(6,107)	$(11,385)	$(21,543)
Amortization of inventory fair value adjustment	1,770	4,495	4,666	9,084
Amortization of acquired intangible assets	4,298	4,520	8,680	9,155
Acquisition-related integration costs	—	233	—	748
Litigation settlement	—	—	5,100	—
Restructuring charges	—	(355)	—	4,487
Non-GAAP net income (loss) - basic and diluted	$5,157	$2,786	$7,061	$1,931

Non-GAAP basic and diluted net income (loss) per common share	$0.07	$0.04	$0.10	$0.03

Shares used in computing Non-GAAP basic and diluted net income (loss) per common share	72,944	71,154	72,722	71,038

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013		2014		2013
GAAP total gross margin	$48,844	57%	$42,171	53%	$95,400	57%	$82,175	52%
Amortization of inventory fair value adjustment	1,770	2%	4,495	5%	4,666	3%	9,084	6%
Amortization of acquired intangible assets	1,362	2%	1,325	2%	2,722	2%	2,691	3%
Non-GAAP total gross margin	$51,976	61%	$47,991	60%	$102,788	62%	$93,950	61%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Total GAAP operating expenses	$49,148	$45,122	$99,345	$97,332
Amortization of acquired intangible assets	(2,936)	(3,195)	(5,958)	(6,464)
Acquisition-related integration costs	—	(233)	—	(748)
Litigation settlement	—	—	(5,100)	—
Restructuring charges	—	355	—	(4,487)
Total Non-GAAP operating expenses	$46,212	$42,049	$88,287	$85,633

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP EBITDAO AS PERCENTAGE OF REVENUE

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GAAP net loss	$(911)	$(6,107)	$(11,385)	$(21,543)
Depreciation and amortization	7,808	10,124	16,527	20,464
Amortization of inventory fair value adjustment	1,770	4,495	4,666	9,084
Share-based compensation	3,128	1,275	6,272	3,110
Interest expense, net	1,607	2,719	3,331	5,633
Income tax provision	402	521	674	1,196
Litigation charges	1,462	506	8,359	1,237
Restructuring and integration charges	—	200	—	5,557
Other adjustments	(1,402)	(85)	(1,664)	(442)
EBITDAO	$13,864	$13,648	$26,780	$24,296

Revenue	$85,432	$79,464	$168,403	$157,409

Non-GAAP EBITDAO as percentage of revenue	16%	17%	16%	15%